UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________

FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

BRUNSWICK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    As previously disclosed in the Company’s Current Report on Form 8-K filed on September 8, 2008, Brunswick Corporation (the “Company”) appointed Peter B. Hamilton its Senior Vice President and Chief Financial Officer, effective September 15, 2008.

    On September 15, 2008 Mr. Hamilton received an award of 60,000 performance shares under the Brunswick 2003 Stock Incentive Plan (the “Plan”).  In addition, on October 28, 2008 the Compensation Committee of the Company’s Board of Directors granted Mr. Hamilton 100,000 stock appreciation rights under the Plan.  The value of the stock appreciation rights is based upon the fair market value of the stock on November 3, 2008.  The award vests and becomes exercisable the earlier of (i) the third anniversary following grant, so long as Mr. Hamilton is employed by us as of that date; (ii) termination due to Mr. Hamilton’s death or disability; or (iii) a change in control (as defined in the Plan).

    On October 29, 2008, the Company entered into Terms and Conditions of Employment (the “CFO Terms”) with Mr. Hamilton.  Mr. Hamilton was previously employed by the Company from 2000 to 2007 pursuant to Terms and Conditions of Employment, dated as of January 18, 2007 (the “Prior Agreement”).  The CFO Terms supersede the Prior Agreement.

    Pursuant to the CFO Terms, the Company agrees to employ Mr. Hamilton, and Mr. Hamilton agrees to serve, as the Company’s Senior Vice President and Chief Financial Officer, reporting directly to the Company’s Chief Executive Officer.  Pursuant to the CFO Terms, Mr. Hamilton shall be entitled to an annual base salary of $535,000, subject to adjustment as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  In addition, Mr. Hamilton shall be entitled to participate in the Brunswick Performance Plan (“BPP”), with a target bonus determined by the Committee, and shall also be eligible for grants of equity-based awards under the Company’s 2003 Stock Incentive Plan, as determined by the Committee or the Board of Directors.  Mr. Hamilton shall also be eligible for other benefits to which executive officers of the Company are entitled, including health and welfare benefits and participation in the Company’s deferred compensation plans.

    The CFO Terms provide that certain benefits that Mr. Hamilton became entitled to receive as a result of his prior employment with the Company shall not be reduced or impaired as a result of his employment pursuant to the CFO Terms.  Specifically, the CFO Terms provide that Mr. Hamilton will continue to receive the pension benefits he accrued during his previous employment with the Company and that his rights with respect to post-retirement medical benefits, stock options and stock appreciation rights and split dollar life insurance that relate to his prior employment shall not be affected by his reemployment pursuant to the CFO Terms.

    Mr. Hamilton is an “at will” employee and shall not be entitled to any severance benefits pursuant to the CFO Terms, except in the event that his employment is terminated by the Company without “cause” or for “good reason” following a “change in control” of the Company (each, as defined in the CFO Terms).  In such a case, except as set forth below, Mr. Hamilton will be entitled to a lump-sum severance payment equal to three times the sum of (i) his annual base salary, (ii) the larger of his targeted annual bonus under the BPP for the year of termination or the year in which the change in control occurs, (iii) if termination occurs on or prior to December 31, 2010, his targeted bonus under the Company’s Strategic Incentive Plan for the 2005-2006 period, and (iv) an amount equal to the contributions made to the Company’s 401(k) plan and any non-qualified defined contribution plans by the Company on Mr. Hamilton’s behalf during the one-year period prior to his termination.  Notwithstanding the foregoing, if Mr. Hamilton will attain age 65 prior to the third anniversary of termination, then his severance benefits will be reduced so that he will not be entitled to severance benefits for the period that follows his attainment of age 65.  In the event of termination of Mr. Hamilton’s employment under circumstances that entitle him to severance, Mr. Hamilton would also be entitled to accelerated vesting of his outstanding equity-based awards and up to three years of continued health and welfare benefits (but not beyond his 65th birthday).  The CFO Terms provide that in order for Mr. Hamilton to become entitled to the foregoing payments and benefits, he must execute a general release of claims in favor of the Company.  The CFO Terms also provide that Mr. Hamilton will be entitled to indemnification from the Company in the event that he becomes subject to certain excise taxes or other penalties.

    The CFO Terms provide that in the event that Mr. Hamilton’s employment terminates for any reason, he will be subject to certain restrictive covenants.  Specifically, for a period of 18 months following termination of his employment, Mr. Hamilton will be prohibited from competing with the Company and from soliciting or hiring its employees.   Furthermore, except with respect to specific situations Mr. Hamilton will be prohibited from making any statement that is required to protect the Company’s confidential information.  The CFO Terms provide that in the event that Mr. Hamilton materially breaches any of the foregoing obligations, in addition to any other remedies that the Company may have, the Company’s obligations to provide him with payments and benefits will cease, his outstanding equity awards will be immediately forfeited and he will be required to repay the Company for any severance he has received and any amounts he realized with respect to equity-based awards at any time during the period beginning one year prior to the date his employment terminates.

    The CFO Terms will terminate automatically when Mr. Hamilton attains age 65.  In addition, the CFO Terms may be terminated by the Company at any time upon six months’ notice, provided that in the event of a change in control, the CFO Terms may not be terminated for a period of two years thereafter.

    The foregoing description of the CFO Terms is a summary of their material terms, does not purport to be complete, and is qualified in its entirety by reference to the CFO Terms filed as Exhibit 10.1 to this report and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description of Exhibit

10.1	Terms and Conditions of Employment by and between Brunswick Corporation and Peter B. Hamilton dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Date: October 30, 2008	By:	/s/ LLOYD C. CHATFIELD II
Name: Lloyd C. Chatfield II
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Terms and Conditions of Employment by and between Brunswick Corporation and Peter B. Hamilton dated October 29, 2008.